UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2007

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other.

SunTrust’s fourth quarter 2007 earnings will be impacted by the material deterioration in market valuations, the outlook for consumer credit quality, Visa litigation and other items. Despite these impacts, SunTrust expects to be profitable in the fourth quarter of 2007 and maintain its current dividend.

In addition, SunTrust has completed the evaluation of its common stock holdings in The Coca-Cola Company.

Market Valuation:

In December 2007, SunTrust (the “Company”) intends to purchase at amortized cost plus accrued interest approximately $1.4 billion of securities issued by Structured Investment Vehicles (“SIVs”) from the STI Classic Prime Quality Money Market Fund and the STI Classic Institutional Cash Management Money Market Fund (collectively, the “Funds”). Trusco Capital Management, Inc., a wholly owned subsidiary of SunTrust with approximately $74 billion in assets under management, is the investment adviser to the Funds. The Company is taking this action to protect investors in the Funds from possible losses associated with these securities in this unique environment. The SIV assets were originally rated A1/P1 and were Tier 1 eligible securities when purchased. SunTrust estimates it will record a pre-tax mark-to-market write-down of $225 million to $250 million in the fourth quarter of 2007 as a result of this action; however, the final impact on the quarter will not be known until the end of the year. The purchased securities will be recorded as level 3 trading assets on the Company’s balance sheet and will be subject to further market valuation adjustments. Approximately $470 million in medium term notes issued from bank sponsored SIVs that have publicly announced that they are providing liquidity and support to their programs will remain in the Funds and are scheduled to mature by March 2008. The Company does not have a contractual or implicit obligation to take this action or provide additional support to the Funds. The Company does not anticipate similar valuation issues with the Funds or remaining securities within the Funds. This action should not be considered a precedent for future actions or commitment by the Company to provide additional support.

In addition, market valuation declines are expected to result in an estimated fourth quarter 2007 pre-tax write-down of $125 million to $150 million, net of a positive mark on the Company’s debt carried at fair value. Due to fluctuating market values and continuing analysis, the final impact on the quarter will not be known until the end of the year. The write-downs are related to certain securities and loans, including the securities acquired as a result of the closure of an institutional cash fund in the fourth quarter of 2007. Related to the closure of that fund, which was noted in the Company’s third quarter 2007 10-Q, institutional clients were paid $1.00 per share in cash for the securities acquired by SunTrust.

Credit Quality:

Deteriorating real estate values and the outlook for consumer credit have increased SunTrust’s expectations for losses inherent in the portfolio. Provision expense recorded in the fourth quarter is currently expected to exceed net charge-offs by approximately $190 million which will increase the allowance for loan and lease losses to approximately 1.06% of total loans. Additionally, the Company expects net charge-offs in the fourth quarter of 2007 to approximate $170 million, or an annualized rate of net charge-offs to average loans of approximately 0.56%. The Company intends to further discuss credit quality in conjunction with the release of its fourth quarter earnings in January 2008.

The Coca-Cola Company Common Stock:

In May 2007, SunTrust announced that it would conduct a comprehensive evaluation of its common stock holdings in The Coca-Cola Company which currently total 43.6 million shares. The Company has completed that evaluation and the Board of Directors has authorized management to pursue certain transactions that accomplish the stated goals of improving the Tier 1 capital contribution from The Coca-Cola Company common stock holdings and increasing shareholder value. SunTrust is sharing the approved strategy with the appropriate regulatory and other relevant parties and will announce its final decision and related actions following completion of that review.

Visa Litigation:

The Company previously announced the recording of a $26 million liability in the fourth quarter of 2007 related to the settlement of certain litigation involving Visa, Inc. (“Visa”). An additional Visa litigation accrual of approximately $50 million is also expected to be recorded in the fourth quarter of 2007, bringing the total for the quarter to $76 million. Based on estimates provided by Visa regarding its planned IPO, SunTrust believes its ownership interest in Visa has a value significantly in excess of $76 million.

Other:

Other items expected to impact fourth quarter 2007 results include net real estate gains and a lower effective tax rate. Net pre-tax real estate gains are expected to be $55 million to $65 million. The full year expected tax rate is estimated to be between 28% and 29%.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

All information in this Current Report on Form 8-K speaks as of the date hereof and SunTrust does not assume any obligation to update such information in the future. This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain forward-looking statements, including, without limitation, (i) statements regarding certain of SunTrust’s expectations with respect to expenses, gains and losses, charge-offs, profitability, and level of future dividends, as well as other measures of economic performance, (ii) statements relating to the benefits of the merger contemplated between GB&T Bancshares, Inc. (“GB&T”) and SunTrust pursuant to the agreement dated November 2, 2007, and (iii) statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” These forward-looking statements have been made pursuant to the provisions of, and in reliance on the safe harbor under, the Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of SunTrust’s management. These forward-looking statements involve certain risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, (i) as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; (ii) changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, costs of capital or liquidity; and (iii) our financial instruments carried at fair value expose the Company to certain market risks. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the Securities and Exchange Commission by SunTrust, including its Annual Report on Form 10-K filed March 1, 2007, beginning at page 6; its Quarterly Report on Form 10-Q filed May 9, 2007, at page 82; its Quarterly Report on Form 10-Q filed August 7, 2007, beginning at page 89; and its Quarterly Report on Form 10-Q filed November 7, 2007, at page 94. SunTrust cautions that the foregoing list of factors may not be exclusive.

ADDITIONAL INFORMATION ABOUT THE SUNTRUST / GB&T TRANSACTION

On November 2, 2007, SunTrust Banks, Inc. (NYSE: STI) and GB&T Bancshares, Inc. (NASDAQ: GBTB) announced the signing of a definitive agreement under which SunTrust will acquire GB&T (the “Agreement”). The Agreement provides that GB&T will merge with and into SunTrust, with SunTrust continuing as the surviving entity (the “Merger”), and that each issued and outstanding share of GB&T common stock (excluding shares owned by GB&T or SunTrust) will be converted into the right to receive 0.1562 shares of SunTrust common stock (the “Exchange Ratio”). Cash will be paid in lieu of fractional shares. The proposed Merger will be submitted to GB&T’s shareholders for consideration.

Participants in the Merger

SunTrust and GB&T and their respective directors and executive officers may be deemed participants in the solicitation of proxies from GB&T’s shareholders in connection with the Merger. Information about the directors and executive officers of SunTrust and GB&T and information about other persons who may be deemed participants in the Merger will be included in the Proxy Statement/Prospectus. Investors can find information about SunTrust’s executive officers and directors in its definitive proxy statement filed with the SEC on March 2, 2007. Investors can find information about GB&T’s executive officers and directors in its definitive proxy statement filed with the SEC on April 18, 2007. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Where You Can Find Additional Information About The Merger

SunTrust filed a Form S-4 Registration Statement on December 7, 2007 with the United States Securities and Exchange Commission (“SEC”), GB&T will file a Proxy Statement, and both companies will file other relevant documents regarding the Merger with the Securities and Exchange Commission (the “SEC”). GB&T will mail the Proxy Statement/Prospectus to its shareholders. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain copies of all documents filed with the SEC regarding the Merger, free of charge, at the SEC’s website (www.sec.gov). Investors may also obtain these documents free of charge from SunTrust’s website (www.suntrust.com) under the heading “About SunTrust” and then under the heading “Investor Relations” and then under the item “Financial and Regulatory Filings.” Investors may also obtain these documents, free of charge, from GB&T’s website (www.gbtbancshares.com) under the section “Corporate Info” and then under the item “Corporation Information” and then under the item “Documents.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: December 20, 2007.	By:	/s/ Thomas E. Panther
Thomas E. Panther,
Senior Vice President and Controller